UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2024

Explanatory Note

On April 9, 2024, Village Bank and Trust Financial Corp. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement for its annual meeting of shareholders to be held on May 21, 2024 (the “Proxy Statement”). After the filing, the Company discovered that a preliminary draft version of the 2024 Stock Incentive Plan was inadvertently included as Appendix A to the Proxy Statement. The final version of the 2024 Stock Incentive Plan, which is accurately described in Proposal 4 of the Proxy Statement, is attached to this supplement as Appendix A. The final version is identical to the preliminary draft version except with respect to Section 3(d).

Except as specifically set forth herein, this supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

APPENDIX A

VILLAGE BANK AND TRUST FINANCIAL CORP.

2024 STOCK INCENTIVE PLAN

1.	Purpose; Eligibility.
(a)General Purpose. The purpose of the Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan is to further the long-term stability and financial success of the Company by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company depends for the successful conduct of its business and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.
(b)Eligible Award Recipients. Any employee, director or Consultant of the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits, financial success or growth of the Company or the Affiliate is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 16 of this Plan, to select eligible Participants and to determine for each Participant the terms, conditions and nature of an Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.
(c)Available Awards. Awards of Options, Restricted Stock, Restricted Stock Units and Stock Awards may be granted under this Plan. Options granted under this Plan may be Incentive Stock Options or Nonstatutory Stock Options.
(d)Date of Adoption, Effective Date. This Plan was adopted by the Board of Directors of the Company on March 19, 2024, and will become effective (the “Effective Date’) as of May 21, 2024, if approved by the shareholders of the Company on that date.
(e)Replacement of the 2015 Plan. This Plan replaces the Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan (the “2015 Plan”). No new awards shall be granted under the 2015 Plan on and after the Effective Date; provided, that outstanding awards under the 2015 Plan granted prior to termination of the 2015 Plan shall continue in effect for the remainder of the applicable award term, subject to the provisions of the applicable award.
2.	Definitions. The following terms have the meanings indicated:
(a)Act. The Securities Exchange Act of 1934, as amended.
(b)Affiliate. A corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company. For purposes of an Incentive Stock Option, “Affiliate,” refers to a “parent corporation” or “subsidiary corporation” within the meaning of Treasury Regulations under Section 424 of the Code.

(c)Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate is required to withhold (not in excess of the maximum applicable statutory withholding rate) in connection with any exercise of an Option, or the award, lapse of restrictions or payment with respect to any Award.
(d)Award. The award of an Option, Restricted Stock, Restricted Stock Unit or Stock Award under this Plan.
(e)Award Agreement. Any agreement, contract, certificate or other written instrument or document (which may be in electronic form) evidencing the terms and conditions of an Award granted under this Plan. Each Award Agreement shall be subject to the terms and conditions of this Plan.
(f)Board. The Board of Directors of the Company.
(g)Cause. With respect to any employee or Consultant: (1) if the employee or Consultant is a party to an employment agreement or consulting agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause, the definition of Cause contained in the Award Agreement. In all other cases, Cause shall mean:

(i)Continual or deliberate neglect by the Participant in the performance of his material duties and responsibilities as established from time to time by the Company, or the Participant’s repeated failure or refusal to follow reasonable instructions or policies of the Company after being advised in writing of such failure or refusal and being given a reasonable opportunity and period (as determined by the Company) to remedy such failure or refusal;

(ii)Conviction of, indictment for (or its procedural equivalent), entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment, or the commission of an act of embezzlement or fraud against the Company or an Affiliate;

(iii)Violation in any material respect of any code or standard of conduct generally applicable to employees of the Company or an Affiliate after being advised in writing of such violation and being given a reasonable opportunity and period (as determined by the Company) to remedy such violation;

(iv)Dishonesty of the Participant with respect to the Company, or breach of a fiduciary duty owed to the Company; or

(v)The willful engaging by the Participant in conduct that is reasonably likely to result, in the good faith judgment of the Company, in material injury to the Company, monetarily, reputationally or otherwise.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. Notwithstanding the foregoing, with respect to any non-employee director, a determination that the director has engaged in conduct that is covered by the definition of Cause shall be made by a majority of the disinterested Board members.

(h)Change in Control. A Change in Control shall be deemed to have occurred if one of the following has occurred at any time after the Award is granted:

(i)The acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of Company Stock, provided that an acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege) shall not constitute a Change in Control;
(ii)Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)Consummation by the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that the consummation of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:
(1)more than 50% of the then outstanding shares of common stock (or similar equity interests) of the corporation (or other entity) resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions relative to each other as their ownership existed in the Company immediately prior to the Reorganization; and
(2)at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or
(iv)The complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this Section 2(h), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(i)Code. The Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(j)Committee. The Committee appointed by the Board to administer this Plan pursuant to Section 16 of this Plan, or if no such Committee has been appointed, the Board.
(k)Company. Village Bank and Trust Financial Corp., a Virginia corporation.
(l)Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 13 of this Plan) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of this Plan.
(m)Consultant. A person or entity rendering consulting or advisory services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code or a director of the Company or an Affiliate.
(n)Date of Grant. The effective date of an Award granted by the Committee.
(o)Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.
(p)Fair Market Value.
(i)If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, Fair Market Value shall be the closing price for the Company Stock on the date as of which Fair Market Value is determined for any purpose under this Plan (or if no trades were reported the closing price on the immediately preceding date on which the Company Stock was traded) as reported by such exchange or stock market system or such other source as the Committee deems reliable.
(ii)If the Company Stock is not then listed on any established stock exchange or quoted on any established stock market system or if, in the opinion of the Committee, the method set forth in (i) is otherwise inapplicable or inappropriate for any reason, Fair Market Value shall be the fair market value of a share of Company Stock as determined pursuant to a reasonable application of a reasonable method adopted by the Committee in good faith for such purpose, which shall be conclusive and binding on all persons; provided, however, that the Fair Market Value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2) and the Fair Market

Value of Company Stock subject to a Nonstatutory Stock Option shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv).
(q)Good Reason. If the Participant is a party to an employment agreement or consulting agreement with the Company or an Affiliate and such agreement provides for a definition of Good Reason, the definition contained therein. If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason contained in the Award Agreement. In all other cases, Good Reason shall mean the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary unless any such base salary reduction is proportionate to reductions in base salaries of other similarly situated employees of the Company or an Affiliate; or (iii) a geographical relocation of the Participant’s principal office location by more than thirty (30) miles.
(r)Incentive Stock Option. An Option intended to meet the requirements of, and qualify for, favorable federal income tax treatment under, Section 422 of the Code, and is so designated.
(s)Nonstatutory Stock Option. An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option.
(t)Option. A right to purchase Company Stock granted under this Plan, at a price determined in accordance with this Plan.
(u)Participant. Any eligible Award recipient who is granted an Award under this Plan.
(v)Performance Goal. Performance Goal means one or more performance measures or goals set by the Committee in its discretion for each grant of an Award subject to performance-based conditions. The extent to which such performance measures or goals are met will determine the amount or value of such Award that a Participant is entitled to exercise, receive or retain. The Committee shall determine the performance period during which a Performance Goal must be met, and attainment of Performance Goals shall be determined by the Committee.
(w)Plan. Village Bank and Trust Financial Corp. 2024 Stock Incentive Plan.
(x)Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6 of this Plan.
(y)Restricted Stock Unit. An Award, designated as a Restricted Stock Unit under this Plan, that represents the right to receive Company Stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 7 of this Plan and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.
(z)Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of this Plan.
(aa)Stock Award. Company Stock awarded to a non-employee member of the Board or the board of directors of an Affiliate as a fee or retainer for service, including annual or other grants made pursuant to a director compensation policy or arrangement, pursuant to Section 8 of this Plan.
(bb)10% Shareholder. A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.
3.	Shares Subject to this Plan.
(a)Number of Shares. Subject to adjustment as provided in Section 13 of this Plan, and subject to Section 3(b) and 3(c), a total of 100,000 shares of Company Stock may be issued pursuant to Awards under this Plan. All 100,000 shares of Company Stock issuable under this Plan may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject to disqualifying dispositions within in the meaning of Sections 421 and 422 of the Code).
(b)Lapsed Awards or Forfeited Shares. Any shares of Company Stock subject to an Award (or portion of an Award) that is canceled, forfeited or expires prior to exercise, vesting or settlement, shall again become available for issuance under this Plan.
(c)No Recycling of Shares as Payment of Exercise Price or Taxes. Shares of Company Stock subject to an Award shall not again be made available for issuance or delivery under this Plan, and shall count against Shares available for future Awards, if such shares are tendered, withheld or otherwise used in payment of an Option exercise price or to satisfy Applicable Withholding Taxes or any other amount of tax withholding with respect to the Award.
(d)Per-Participant Annual Limits. The maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any Participant shall not exceed that number of shares with a Fair Market Value as of the Date of Grant of $400,000 in the aggregate; provided, that the maximum number of shares of Company Stock with respect to which Awards may be granted in any calendar year to any non-employee director of the Company or an Affiliate shall not exceed that number with an aggregate Fair Market Value as of the Date of Grant of $150,000. If an Award is to be settled in cash, the number of shares of Company Stock on which the Award is based shall count toward the individual share limit set forth in this Section 3(d).

4.	Stock Options.
(a)Option Grant. Whenever the Committee deems it appropriate to grant Options, an Award Agreement shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject, including the minimum vesting provisions of Section 17 of this Plan. The Award Agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares. Incentive Stock Options may be granted to employees of the Company or an Affiliate. Non-employee directors and Consultants shall not be eligible to receive Incentive Stock Options. No Option (or portion thereof) that is intended to be an Incentive Stock Option shall be invalid for failure to so qualify, but instead such Option (or portion thereof) shall constitute a Nonstatutory Stock Option.
(b)Exercise Price. The Committee shall establish the exercise price of Options. The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.
(c)Term. The Committee shall establish the term of each Option in the Participant’s Award Agreement. The term of an Option shall not be longer than ten (10) years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five (5) years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Award Agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.
(d)	Time of Exercise.
(i)During Participant’s Employment or Service. Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s Award Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate.
(ii)After Participant’s Termination of Employment or Service. The Committee shall set forth in the Participant’s Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (A) (i) three (3) months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one (1) year from the Participant’s termination of employment on account of Disability or death; or (B) the expiration of the Option’s term. The Award Agreement may provide for various conditions with respect to the exercise of the Option after termination of employment, including, but not limited to, compliance with noncompetition, nonsolicitation and confidentiality covenants.

(iii)After Participant’s Death. If a Participant dies and if the Participant’s Award Agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death during the time period specified in the Award Agreement, but not later than the expiration of the Option’s term.

The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

(e)Limit on Exercise of Incentive Stock Options. An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under this Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.
5.	Method of Exercise of Options.
(a)Exercise. Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.
(b)Payment. In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes). Company Stock purchased upon the exercise of an Option granted under this Plan shall be paid for as follows, provided that the Committee may impose such limitations, restrictions and administrative requirements as the Committee, in its discretion, deems advisable:
(i)in cash or by check, payable to the order of the Company;
(ii)by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the

Company Stock was owned by the Participant for such period of time, if any, required to avoid a charge to earnings for financial accounting purposes;
(iii)if provided in an Award Agreement, by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”) for an option not intended to be an Incentive Stock Option and, if required by the Committee, Applicable Withholding Taxes;
(iv)by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or
(v)by any combination of the above permitted forms of payment.
(c)Delivery of Shares; No Shareholder Rights. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option (or equivalent book-entry share) any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights (including, without limitation, voting rights or rights to dividends) with respect to shares acquired upon the exercise of an Option until the Participant has exercised the Option and has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the shares of Company Stock acquired. Further, no dividend equivalents shall be payable with respect to shares of Company Stock subject to an Option.
(d)Disqualifying Disposition. If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.
6.	Restricted Stock Awards.
(a)Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Award, an Award Agreement shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by this Plan and the Committee. Alternatively, the Committee may determine that the Restricted Stock shall be held by the Company rather than delivered to the Participant pending the release of the applicable restrictions. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.
(b)Restrictions on Transferability and Vesting. The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, subject to the minimum vesting provisions of Section 17 of this Plan, including restrictions relating to continued service and/or achievement of Performance Goals. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.
(c)Lapse of Restrictions on Transferability. The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability and vesting set forth in paragraph (b) above shall lapse, subject to the minimum vesting provisions of Section 17 of this Plan. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance objectives, the lapsing of such restrictions as a result of the Disability or death of the Participant, the occurrence of a Change in Control, or certain terminations of employment in connection with a Change in Control or otherwise.
(d)Rights of the Participant and Restrictions. A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award Agreement and in this Plan. In other respects, unless otherwise provided in the Award Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon; provided, that any cash dividends and stock dividends with respect to Restricted Stock shall be withheld by the Company for the Participant’s account unless and until the underlying shares of Restricted Stock vest. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. To the extent stock certificates are delivered to the Participant, the certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in this Plan and the Participant’s Award Agreement.
7.	Restricted Stock Unit Awards.
(a)Grant. Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, an Award Agreement shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject. No shares of Company Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such award. A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.

(b)Restrictions on Vesting. The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of Performance Goals, subject to the minimum vesting provisions of Section 17 of this Plan. Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.
(c)Rights of the Participant. A Participant shall have no voting rights with respect to Restricted Stock Units. At the discretion of the Committee, to the extent set forth in the Award Agreement each Restricted Stock Unit (representing one share of Company Stock) may be credited with dividend equivalents reflecting dividends actually paid on one share of Company Stock, subject to vesting and settlement of such Restricted Stock Unit. Upon settlement of such Restricted Stock Unit, any dividend equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Company Stock having a Fair Market Value equal to the amount of such accumulated dividend equivalents to the Participant. If such Restricted Stock Unit is forfeited, the Participant shall have no right to such accumulated dividend equivalents.
(d)Settlement. Unless otherwise provided in the Award Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares for which the Restricted Stock Unit vested multiplied by the Fair Market Value of a share of Company Stock on the vesting date, or a combination thereof as determined by the Committee.
8.Stock Awards. Whenever the Committee deems it appropriate to grant a Stock Award, such Stock Award may be granted and, if desired by the Committee, an Award Agreement shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by this Plan and the Committee, as soon as practicable after the Date of Grant. A Stock Award may be made by the Committee in its discretion without cash consideration.
9.Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or book-entry shares (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates or book-entry shares free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock from the shares otherwise deliverable under the Award, in either case with respect to which the Company has a statutory obligation to withhold taxes, up to the maximum tax rate applicable to the Participant, as determined by the Committee. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and, if applicable, in accordance with Rule 16b-3.
10.Nontransferability of Awards.
(a)General Rule. Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Incentive Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.
(b)Limited Transferability. Notwithstanding the provisions of Section 10(a) and subject to federal and state securities laws, the Committee may on a case-by-case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.
11.No Option Repricing. Notwithstanding any provision of this Plan to the contrary, neither the Committee nor the Board shall have the right or authority to amend or modify the exercise price of any outstanding Option, or to cancel an outstanding Option, at a time when the exercise price of the Option is greater than the Fair Market Value of a share of Company Stock in exchange for cash, another Award or other securities, except in connection with a change in capital structure or corporate transaction involving the Company in accordance with Section 13 or Section 15 of this Plan.
12.Duration, Amendment or Modification of this Plan.
(a)Duration. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 18, 2034. Awards outstanding on the date of such termination shall remain valid in accordance with their terms.
(b)Amendment and Modification. The Board may at any time terminate, suspend, amend or modify this Plan. Any such amendment or modification may be without shareholder approval, except to the extent that such shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Act, by any national securities exchange or stock market system on which shares of Company Stock is then listed or quoted, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations. Awards outstanding on the date of such action shall remain valid in accordance with their terms.

(c)Amendments to Awards. Subject to the terms and provisions and within the limitations of this Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any outstanding Award on either a prospective or retroactive basis; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or other holder of an outstanding Award shall not be effective without the consent of the affected Participant or holder.
13.Change in Capital Structure.
(a)Effect of Change in Capital Structure. In the event of changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant of any Award, the number and kind of shares of stock or securities of the Company to be issued under this Plan (under outstanding Awards and Awards to be granted in the future), the per Participant maximums provided for in Section 3 of this Plan, the exercise price of Options, and other relevant provisions shall be equitably adjusted by the Committee, whose determination shall be binding on all persons, as to the number, price or kind of consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.
(b)Authority. Notwithstanding anything in this Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3, if applicable, and the applicable provisions of the Code.
14.Termination of Employment or Service. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon the termination of employment or service of a Participant and may provide such terms and conditions in the Award Agreement or in such rules and policies as it may prescribe. If the terms of an Award provide that the Award will be exercisable, or become vested, or that payment will be made thereunder only if the Participant completes a stated period of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
15.Change in Control.
(a)In the event of a Change in Control, the Committee, as constituted before such Change in Control, shall provide for an outstanding Award to become fully vested, settled, and/or exercisable (in full for time-based Awards and at the greater of target or actual performance levels for performance-based Awards) in the event the Award is not assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control; and shall cause any such assumption or substitution to provide that the assumed or substituted Award shall become fully vested, settled, and/or exercisable (in full for time-based Awards and at the greater of target or actual performance levels for performance-based Awards) in the event of an involuntary termination of employment without Cause or for Good Reason on or within twelve (12) months following the occurrence of a Change in Control. In addition, the Committee shall make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control and to retain the economic value of the Award.
(b)Notwithstanding any other provision of this Plan or an Award Agreement, in the case of any Option with an exercise price that equals or exceeds the price paid or consideration to be received for a share of common stock in connection with a Change in Control, the Committee may cancel the Option upon at least ten (10) days’ advance notice to the affected persons without the payment of consideration therefor.
(c)The obligations of the Company under this Plan and any Award Agreements shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
16.Administration of this Plan.
(a)The Committee. This Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist of “independent” directors for purposes of any relevant stock exchange listing standards. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards, and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Date of Grant, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.
(b)Authority of the Committee. Subject to the express provisions of this Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and this Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in this Plan, the Committee shall have the power and complete discretion to determine: (i) which eligible persons shall receive an Award and the nature of the Award; (ii) the number of shares of Company Stock to be covered by each Award; (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock; (v) the time or times when an Award shall be granted; (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested; (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, including conditions relating to attainment of Performance Goals; (viii) whether to make one or more adjustments to a Performance Goal, or any element thereof, as it determines to be appropriate; (ix) whether a Change in Control has occurred; (x) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards; (xi) when Options may be exercised; (xii) whether to approve a Participant’s election with respect to Applicable Withholding Taxes; (xiii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted; (xiv) notice provisions relating to the sale of Company Stock acquired under this Plan; (xv) whether to accelerate vesting of an Award; and (xvi) any additional requirements relating to Awards that the Committee deems appropriate.
(c)Action by the Committee. The Committee may adopt rules and regulations for carrying out this Plan. The Committee shall have the express discretionary authority to construe and interpret this Plan and the Award Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by this Plan or an Award Agreement. The interpretation and construction of any provisions of this Plan or an Award Agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
(d)Delegation. The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of this Plan.
17.Minimum Vesting Period. Except as provided in the following sentence, Awards with respect to 95% of the shares of Company Stock issuable under this Plan will be subject to a minimum one-year vesting period from the Date of Grant; provided, however, nothing in this Section 17 shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 16(b)(xv) above. Notwithstanding the foregoing, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the minimum one-year vesting period if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the minimum one-year vesting period.
18.Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.
19.Section 409A. This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and Treasury Regulations thereunder (“Section 409A”), and this Plan’s terms and the terms of any Award Agreement, including any definition contained in this Plan or an Award Agreement, shall be administered and construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan or an Award Agreement to the contrary, to the extent that any payment is subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six (6) months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.

20.Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.
21.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, rule or regulation (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, rule or regulation (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement, rule or regulation). Further, the Company shall have the right to recover from a Participant time-based and performance-based Awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company or any Affiliate from time to time, related to a financial restatement by the Company or otherwise. This Section 21 shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including, but not limited to, misconduct.
22.Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to this Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of this Plan or an Agreement to the substantive law of another jurisdiction. This Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of this Plan or an Award conflicts with any such Code provision or ruling, in the opinion of the Committee or of counsel selected by the Committee, the Committee shall cause this Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of this Plan or the Award shall be void and of no effect and no shares of Company Stock shall be issued thereunder.

23.Banking, Statutory and Regulatory Provisions. This Plan and all Awards granted under this Plan, and the issuance of any Company Stock thereunder, shall be subject to any condition, limitation or prohibition under any Virginia or federal statutory or regulatory policy, rule or regulation, or any requirement, rule or regulation of any stock exchange or stock market on which Company Stock is listed or quoted, to which the Company or an Affiliate is subject.
24.No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award granted under this Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of Virginia in the case of the Company or the corporate law of the jurisdiction in which an Affiliate is incorporated, as the case may be, or (iii) the service of a Consultant for any reason at any time. Further, the grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration or to make further grants to the employee at any time thereafter.
25.Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. In addition, if a Participant’s employment or service is terminated for Cause, then as of the date of the misconduct, any Option held by the Participant shall terminate, and any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited.
26.Deferral of Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Company Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
27.Non-Uniform Treatment. The Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
28.Beneficiary Designation. A Participant may designate a beneficiary to receive any Options that may be exercised after death or to receive any other Award that may be paid after his death, as provided for in the Award Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated beneficiary dies prior to the Participant, or in the event that no beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.
29.Rules of Construction. Each use herein of one gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. Descriptive headings as to the contents of particular Sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Plan.
30.Creditors. The interests of any Participant under this Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
31.Unfunded Status of this Plan. This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.